4Q15 Financial and operating results for the period ended December 31, 2015 February 11, 2016 Unless otherwise specified, comparisons in this presentation are between 4Q15 and 4Q14. Exhibit 99.1

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 10, 2016, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before the net loss on the sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 4

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 5 CNO Operating Earnings Per Share Excluding Significant Items* Operating Earnings Excl. Significant Items* $69.7 $71.3 Weighted Average Shares Outstanding 206.9 188.0 4Q15 Summary * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure. (amounts in millions, except per share data) Notable Items  Continued franchise growth ‒ NAP down 3% ‒ Solid persistency ‒ Policies in-force grew 1% ‒ Bankers Life annuity account values up 1%  Completed year-end assumption review ‒ Aggregate margins remain strong ‒ LTC margins increased  Operating EPS (excluding significant items) up 12%  Returned an additional $67 million to shareholders 4Q14 $0.34 4Q15 $0.38

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 6 CNO  Mixed sales results; continued to grow the franchise − Collected premiums up 1%; policies issued up 3%; 3rd party fee income up 14%  Strong performance at Colonial Penn resulting from successful execution and investments in our direct to consumer business − NAP up 15% and collected premiums up 7%  Investments in Washington National Worksite gaining traction  Solid financial results − Double digit operating EPS growth over 2014 − Diluted book value per share up 7% − Strengthened capital position  Continued to generate strong cash flow and return capital to shareholders − 2015 common stock repurchases and dividends of $417 million − Increased common stock dividend 17% and maintained a 20% dividend payout ratio  Received three additional upgrades from rating agencies 2015 Year in Review

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 7 4Q15 Sales and Distribution Results Bankers Life * Third party sales are excluded from NAP in all periods ** Includes Medicare Advantage, Medicare supplement, PDP, Dental/Vision and ACA products (prior periods have been restated to include ACA product sales) ($ millions) Quarterly NAP* Third Party Policies Sold** 23,993 5,392 4,273 2,980 20,711 Trailing 4-Quarters NAP $261.6 $260.1 $258.3 $256.4 $251.9 Collected Premiums $659.9 $584.2 $603.9 $648.7 $654.5 Trailing 4-Quarters Third Party Fee Income, Net $15.5 $15.8 $16.4 $16.6 $17.6 4Q14 $73.6 1Q15 $61.6 2Q15 $61.3 3Q15 $59.9 4Q15 $69.1  4Q NAP down 6%; total year NAP down 4% ‒ Driven mainly by lower life premium per policy; partially offset by higher annuity sales  Total year agent metrics ‒ New agent recruiting down 3% ‒ Average producing agents down 2% ‒ Veteran agent counts up 3%  Third party fee income up 14% on a trailing 4-quarter basis

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 8 Washington National 4Q15 Sales and Distribution Results ($ millions) Quarterly NAP Trailing 4-Quarters NAP $99.2 $99.8 $100.2 $100.4 $100.4 Supplemental Health Collected Premiums $133.3 $132.7 $136.1 $138.6 $137.4  4Q NAP flat; total year NAP up 1% ‒ Worksite sales up 12% ‒ Individual sales down 7%  Growth in PMA agent force ‒ Average producing agents up 8%  Supplemental health collected premiums up 3% 4Q14 $26.3 1Q15 $22.6 2Q15 $25.7 3Q15 $25.8 4Q15 $26.3

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 9 4Q14 $14.9 1Q15 $21.1 2Q15 $18.5 3Q15 $18.9 4Q15 $15.6 4Q15 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $64.6 $68.9 $70.9 $73.4 $74.1 Collected Premiums $61.3 $65.1 $65.1 $66.7 $66.0 Inforce EBIT $11.3 $10.6 $13.3 $14.9 $14.8  4Q NAP up 5%; total year NAP up 15% ‒ Solid growth in Direct Mail and Web  Collected premiums up 8%  Total EBIT: $6.7mm ‒ Inforce EBIT: $14.8mm, up 31%  2016 EBIT guidance of $0-6mm ‒ Expect 1Q16 EBIT of ($8)-($10)mm

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 10 4Q Consolidated Financial Highlights CNO  Earnings Remain Strong ‒ Operating earnings per diluted share* of $0.52; $0.38 excluding significant items ‒ Operating ROE* of 9.2%; 8.8% excluding significant items ‒ Health benefit ratios in-line with expectations ‒ Favorable prepayment income in the quarter ‒ Annuity results favorably impacted by year-end assumption review  Continued Strength in Cashflows and Key Capital Measures ‒ Estimated consolidated risk-based capital of 449%, up from 431% at year-end 2014 ‒ Leverage* of 19.6% ‒ Holding company cash and investments of $382 million, up from $345 million at year-end 2014 ‒ Repurchased $54 million of common stock; total year repurchases of $365 million ‒ 2016 share repurchase guidance range of $275-$375 million, absent compelling alternatives * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 11 $(8.8) $(1.3) $(5.0) $(4.4) $(4.9) $2.8 $(5.9) $4.2 $0.6 $6.7 $94.5 $82.2 $86.4 $79.8 $89.1 $30.2 $31.5 $29.1 $30.6 $31.3 4Q14 1Q15 2Q15 3Q15 4Q15 Corporate CP BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 4Q15 Earnings Segment EBIT Excluding Significant Items* CNO $118.7 $106.5 $114.7 $106.6 $122.2  Bankers Life results reflect incremental LTC FLR build in 4Q15 and favorable LTC claims experience in 4Q14  Washington National supplemental health margins in-line  Colonial Penn results reflect growth in in-force block and in-line with seasonal expectations  Corporate segment results consistent with expectations

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 12 $132 $133 $134 $137 $138 54.4% 57.6% 65.7% 57.4% 57.5% 4Q14 1Q15 2Q15 3Q15 4Q15 Earned Premium Reported Benefit Ratio ($ millions) * Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. Health Margins 4Q15 Highlights & Outlook CNO Washington National Supplemental Health IABR* Bankers Life Long-term Care IABR* Bankers Life Medicare Supplement  Medicare supplement benefit ratio of 70.8% reflects slightly higher claims experience, total year results of 69.6% in-line with expectations  2016 Outlook: Benefit ratio of 70-73%  Supplemental health IABR* of 57.5%, in-line with expectations  2016 Outlook: Interest-adjusted benefit ratio of 56-59% $193 $193 $193 $193 $192 70.0% 67.4% 68.7% 71.5% 70.8% 4Q14 1Q15 2Q15 3Q15 4Q15 $124 $123 $121 $119 $119 77.8% 83.0% 84.6% 83.8% 79.6% 4Q14 1Q15 2Q15 3Q15 4Q15  IABR* improvement due to reserve releases caused by impact of policyholder actions following rate increases  IABR* of 85.5% excluding favorable reserve impacts  2016 Outlook: Interest-adjusted benefit ratio of 81-86%, excluding rate increase impacts

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 13 $21,852 $21,854 $21,956 $22,042 $22,219 $305.4 $300.1 $302.1 $298.2 $303.2 4Q14 1Q15 2Q15 3Q15 4Q15 Net Investment Income $4.2 $21.3 $15.4 $30.3 $48.5 $12.6 $1.3 $7.9 $12.4 $18.3 Investment Results CNO ($ millions) Earned Yield*: 5.83% 5.81% 5.78% 5.68% 5.72% New Money Rate: 5.01% 5.36% 5.06% 5.21% 5.17% Average Invested Assets and Cash Realized Gains, Losses and Impairments * Earned Yield excludes FHLB. ** Excludes $11.3 million gain on dissolution of variable interest entity. Pre-Pay / Call / Make- whole Income: $8.3 $5.1 $9.9 $5.6 $10.3 Gross Realized Gains Gross Realized Losses Impairments 4Q14 1Q15 2Q15 3Q15 $66.8 $16.8 $13.7 $20.2** $22.6 4Q15 $13.2 $23.3 $23.1 $42.7 $51.0  4Q15 yield curve flattened substantially, although new money rate benefited from wider spreads  Sequential and year-over-year increase in pre- pay/make-whole income  Higher level of realized gains and losses due to market volatility and tactical repositioning in credit and structured sectors  Impairments largely related to recognition of post quarter end sales activity, with over 70% due to CLO repositioning  $1.6 billion of energy exposure; high quality (88% IG), diversified and liquid

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 14 • Increased to $3.8 billion or 22% of net GAAP liabilities • Run-on / Run-off: +$260mm • Experience assumptions: +$50mm • Earned rate assumptions: $(35)mm • Recovery in rates flattened and pushed out one year; no changes to ultimate new money rate Aggregate GAAP margins 2015 GAAP Loss Recognition Testing Results

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 15 LTC - Margin & Sensitivity Testing Key Variable Sensitivity Test* LRT Margin Impact Lapse Rate +/- 10% +/- $70mm Morbidity +/- 1% +/- $60mm Mortality +/- 1% +/- $30mm Ultimate New Money Rate - 50bps - $50mm * Represents a one-time permanent shift 1-4 years 59% >4-10 years 18% Lifetime 10% <= 1 year 13% $3.4 billion Active Life Reserves Limited benefit structure reduces volatility and overall tail risk Testing Results Experience Assumptions New Money Rates $4.4b  Margin of ~$180mm or 4%, up from ~$100mm  Run-on / Run-off : +$30mm, including FLR accrual  Net experience related: +$60mm  New money rates: $(10)mm  Comprehensive review of persistency and claim costs; results reviewed by third party  No morbidity or mortality improvements assumed  No shock lapses or new rate increases assumed  Reflects year-end markets  Recovery flattened & pushed out one year  No change to ultimate rate $120 $158 $56 $115 2014 2015 2014 2015 Additional Actuarial Reserves ($ millions) GAAP STAT

2015 Milestones Established in 2013

2015 Milestones	2013-2015 Result
Invest $80-$85mm in strategic business initiatives	Invested ~$100mm
Accelerate run-on and run-off	Sold/Reinsured ~$4 billion in run-off business; continued to grow core franchise
Enhance customer experience and operational efficiency	Multiple successful initiatives (Cognizant, Salesforce, iPipeline)
ROE run-rate of 9%	2015 operating ROE* of 9.2%
Drive to investment grade	13 upgrades since 2012, stage set for IG
Target dividend payout ratio of 20%	Met 20% target since 2014

* A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016
16

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 17 CNO  Re-energize growth in Bankers Life and Washington National  Roll out of wholly owned Broker / Dealer and Registered Investment Advisor  Transform and leverage data  Reduce LTC exposure  Corporate Development / M&A 2016 Priorities

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 18 Questions and Answers

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 19 Appendix

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 20 Energy Sector Overview December 31, 2015 48% 28% 8% 13% 2% 1% Midstream Independent E&P Oilf ield Services Integrated Ref iners Other 18% 70% 7% 4% 1% A or Better BBB BB B <B  $1.6 billion exposure is reasonably calibrated to enterprise capital, is highly diversified, and is liquid/transparent − Over 60 individual credits/issuers (73 in Index) − Net unrealized loss of ~$100 million as of 12/31/15  Components of allocation are calibrated vs. publicly transparent indices. We reasonably expect some favorable selection  Exposure is substantially IG (88%); low exposure to more volatile sectors − Oilfield services less than 8% of total  HY (12%) weighted towards higher rated BB category and less volatile sectors (e.g., midstream) − 21 included Issuers (152 in index) − Oilfield services less than 11% of total  Expect most significant impact of long term low oil prices to be downgrades (RBC) rather than material realized credit losses in 2016  Energy portfolio is actively managed; ~20% of current holdings turned over in 2015

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 21  Assumption Change: NMR’s reflect year- end market conditions for 2015 with new money rate increases projected in 2014 largely flattened and pushed out one year  LTC Margin Sensitivity: Moderate stress margin impact of ~$90mm and Severe Low for Long stress margin impact of ~$400mm ‒ Current year sensitivities reflect more conservative stress scenarios than prior year New Money Investment Rate Assumptions New Money Rates (NMR) Assumptions LTC New Money Rate Scenarios Portfolio 2016 Investible Flows $4.6b $140mm Long-Term Care 2.50% 3.50% 4.50% 5.50% 6.50% 7.50% 2016 2017 2018 2019 2020 2021 2022 2023 Prior Year Assumption Current Year Assumption Moderate stress Severe stress

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 22 Producing Agent Counts 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 12/31/2015 2,051 584 1,927 4,562 4,565 410 127 367 904 899 9/30/2015 2,077 601 1,871 4,549 4,693 411 115 365 891 892 6/30/2015 2,484 606 1,891 4,981 4,939 423 132 346 901 882 3/31/2015 2,468 657 1,894 5,019 4,850 344 127 340 811 830 12/31/2014 2,258 664 1,868 4,790 4,842 365 128 337 830 831 9/30/2014 2,233 667 1,822 4,722 4,783 382 134 336 852 835 6/30/2014 2,427 699 1,782 4,908 4,932 377 116 331 824 809 3/31/2014 2,493 714 1,797 5,004 4,875 332 108 315 755 758 12/31/2013 2,557 693 1,718 4,968 5,046 335 112 296 743 756 12/31/2012 2,429 662 1,600 4,691 4,850 298 108 269 675 687 12/31/2011 2,461 600 1,587 4,648 4,702 12/31/2010 2,199 668 1,486 4,353 4,391 12/31/2009 2,564 662 1,513 4,739 4,742 12/31/2008 2,489 651 1,324 4,464 4,417 12/31/2007 2,198 554 1,231 3,983 4,034 (1) Defined as the number of agents that have sold at least one policy in the period (2) Defined as active PMA appointed agents with $1,000 or more of New Annualized Premium in the prior 12 months (3) Agent counts at the end of each month used to calculate the average for the quarter Bankers Life (1) Washington National (2)

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 23 4Q15 Holding Company Liquidity CNO ($ millions) 4Q15 YTD Cash and Investments Balance - Beginning $354.1 $344.6 Sources Net Dividends from Insurance Subsidiaries 88.5 265.7 Dividends from Non-insurance Subsidiaries (1.0) 4.3 Interest/Earnings on Corporate Investments 5.2 16.5 Surplus Debenture Interest 12.3 60.6 Service and Investment Fees, Net 14.3 70.1 Gross Proceeds from Unsecured Notes 0.0 825.0 Gross Proceeds from Revolver 0.0 100.0 Other 0.9 4.3 Total Sources 120.2 1,346.5 Uses Interest 22.3 42.3 Share Repurchases 55.3 361.5 Debt Payments - 797.1 Financing Costs - 33.7 Common Stock Dividend 13.0 51.9 Holding Company Expenses and Other 6.9 17.9 Total Uses 97.5 1,304.4 Non-cash changes in investment balances 5.4 (4.5) Unrestricted Cash and Investments Balance - 12/31/2015 $382.2 $382.2

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 24 Non-Life $848 Life $68 Loss Carryforwards Valuation Allowance Leveraging Considerable Tax Assets CNO ($ millions) 4Q 2015 Loss Carryforwards $197** Outlook and Value v  Expect modest future valuation allowance releases as taxable income has stabilized  Annual cash flows are expected to be reduced as life NOL’s are fully utilized: $30 million in 2016 and $60 million in 2017  Significant non-life NOL’s expire in 2023  Estimated economic value of $500 million @ 10% discount rate Non-Life * Excludes $14 million related to state operating loss carryforwards and $14 million related to capital loss carryforwards. ** Excludes $10 million related to state operating loss carryforwards and $7 million related to capital loss carryforwards. $916*

4Q14 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 4Q2014 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2014		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 103.5	$ (9.0) (1)	$ 94.5
Washington National	20.2	10.0 (2)	30.2
Colonial Penn	2.8	-	2.8
EBIT from business segments continuing after the CLIC sale	126.5	1.0	127.5
Corporate Operations, excluding corporate interest expense	(8.8)	-	(8.8)
EBIT from operations continuing after the CLIC sale	117.7	1.0	118.7
Corporate interest expense	(10.8)	-	(10.8)
Operating earnings before tax	106.9	1.0	107.9
Tax expense on operating income	37.8	0.4	38.2
Net operating income *	$ 69.1	$ 0.6	$ 69.7
Net operating income per diluted share*	$ 0.34	$ -	$ 0.34

(1) Pre-tax earnings in the Bankers Life segment included: (i) $6 million of positive impacts from our comprehensive annual actuarial review including impacts from model enhancements, net of changes in assumptions related to mortality and long-term interest rates; and (ii) the receipt of a $3 million settlement related to the early termination in 2013 of a PDP quota-share agreement.

(2) Pre-tax earnings in the Washington National segment were reduced by $10 million primarily related to the impact of loss recognition on a closed block of payout annuities resulting from changes in assumptions related to long-term interest rates and mortality experience.

* A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016

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CNO Financial Group | 4Q2015 Earnings | February 11, 2016 26 The table below summarizes the financial impact of the significant item on our 1Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 1Q15 Significant Items CNO * A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 82.2 $ - $ 82.2 Washington National (1) Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 60.1 $ 1.9 $ 62.0 Net operating income per diluted share* $ 0.30 $ 0.01 $ 0.31 Three months ended March 31, 2015 Actual results Significant items Excluding significant items 107.8 28.5 3.0 31.5 3.0 106.5 (10.5) - (10.5) (5.9) - (5.9) 104.8 3.0 93.0 3.0 96.0 32.9 1.1 (1.3) - (1.3) 34.0 103.5 (1) Pr -tax earnings in the Washington National segment included $3 million of unfavorable reserve developments in the supplemental health block related to claims incurred in prior periods.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 27 The table below summarizes the financial impact of the significant item on our 2Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 2Q15 Significant Items CNO * A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 86.4 $ - $ 86.4 Washington National (1) Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 60.8 $ 5.8 $ 66.6 Net operating income per diluted share* $ 0.31 $ 0.03 $ 0.34 Three months ended June 30, 2015 Actual results Significant items Excluding significant items 119.7 20.1 9.0 29.1 9.0 114.7 (11.9) - (11.9) 4.2 - 4.2 110.7 9.0 93.8 9.0 102.8 33.0 3.2 (5.0) - (5.0) 36.2 105.7 (1) Pr -tax earnings in the Washington National segment included $9 million of unfavorable reserve developments in the supplemental health block related to claims incurred in prior periods.

3Q15 Significant Items

CNO

The table below summarizes the financial impact of the significant item on our 3Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2015		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 79.8	$ -	$ 79.8
Washington National	30.6	-	30.6
Colonial Penn	0.6	-	0.6
EBIT from business segments continuing after the CLIC sale	111.0	-	111.0
Corporate Operations, excluding corporate interest expense	(11.9)	7.5 (1)	(4.4)
EBIT from operations continuing after the CLIC sale	99.1	7.5	106.6
Corporate interest expense	(11.3)	-	(11.3)
Operating earnings before tax	87.8	7.5	95.3
Tax expense on operating income	31.0	-	31.0
Net operating income *	$ 56.8	$ 7.5	$ 64.3
Net operating income per diluted share*	$ 0.30	$ 0.03	$ 0.33

(1) Pre-tax earnings in the Corporate segment included the impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") utilized as a vehicle to fund Bankers Life's agent deferred compensation plan. It should be noted that changes in the value of COLI investments are not subject to income tax.

* A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure.

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4Q15 Significant Items

CNO

The table below summarizes the financial impact of the significant item on our 4Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2015			
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 121.2	$ (32.1)	(1)	$ 89.1
Washington National	32.3	(1.0)	(2)	31.3
Colonial Penn	6.7	-		6.7
EBIT from business segments continuing after the CLIC sale	160.2	(33.1)		127.1
Corporate Operations, excluding corporate interest expense	(0.7)	(4.2)	(3)	(4.9)
EBIT from operations continuing after the CLIC sale	159.5	(37.3)		122.2
Corporate interest expense	(11.3)	-		(11.3)
Operating earnings before tax	148.2	(37.3)		110.9
Tax expense on operating income	51.2	(11.6)		39.6
Net operating income *	$ 97.0	$ (25.7)		$ 71.3
Net operating income per diluted share*	$ 0.52	$ (0.14)		$ 0.38

(1) Pre-tax earnings in the Bankers segment included: (i) $25.8 million of favorable impacts from our comprehensive annual actuarial review including the net impact from model enhancements and changes in assumptions related to mortality, long-term interest rates and the spread earned on fixed index annuities; and (ii) the $6.3 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Washington National segment included $1.0 million of favorable impacts from our comprehensive annual actuarial review.

(3) Pre-tax earnings in the Corporate segment included a $4.2 million positive impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") used as a vehicle to fund Bankers Life's agent deferred compensation plan.

* A non-GAAP measure. See pages 30 and 32 for a reconciliation to the corresponding GAAP measure.

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Quarterly Earnings

CNO

($ millions)

	4Q14	1Q15	2Q15	3Q15	4Q15
Bankers Life	$ 103.5	$ 82.2	$ 86.4	$ 79.8	$ 121.2
Washington National	20.2	28.5	20.1	30.6	32.3
Colonial Penn	2.8	(5.9)	4.2	0.6	6.7
EBIT from business segments continuing after the CLIC sale	126.5	104.8	110.7	111.0	160.2
Corporate operations, excluding interest expense	(8.8)	(1.3)	(5.0)	(11.9)	(0.7)
EBIT* from operations continuing after the CLIC sale	117.7	103.5	105.7	99.1	159.5
Corporate interest expense	(10.8)	(10.5)	(11.9)	(11.3)	(11.3)
Operating earnings before taxes	106.9	93.0	93.8	87.8	148.2
Tax expense on period income	37.8	32.9	33.0	31.0	51.2
Net operating income	69.1	60.1	60.8	56.8	97.0
Net loss on sale of CLIC and gain (loss) on reinsurance transactions, including impact of taxes	2.9	-	-	-	-
Net realized investment gains (losses), net of related amortization and taxes	(2.3)	(1.4)	(6.8)	(12.3)	(10.3)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(11.4)	(8.3)	16.8	(10.2)	9.4
Fair value changes related to the agent deferred compensation plan, net of taxes	(9.8)	-	-	-	9.8
Loss on extinguishment of debt, net of taxes	-	-	(21.3)	-	-
Valuation allowance for deferred tax assets and other tax items	34.1	-	-	-	32.5
Other	1.3	2.4	(2.7)	(0.5)	(1.1)
Net income	$ 83.9	$ 52.8	$ 46.8	$ 33.8	$ 137.3

*Management believes that an analysis of earnings before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) the net loss on sale of CLIC and gain (loss) on reinsurance transactions, (2) net realized investment gains (losses); (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) fair value changes related to the agent deferred compensation plan; (5) loss on extinguishment of debt; (6) charges in the valuation allowance for deferred tax assets; and (7) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016

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CNO Financial Group | 4Q2015 Earnings | February 11, 2016 31 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net loss on sale of CLIC and gain (loss) on reinsurance transactions, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 32 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 4Q14 1Q15 2Q15 3Q15 4Q15 Net income applicable to common stock 83.9$ 52.8$ 46.8$ 33.8$ 137.3$ Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) (2.9) - - - - Net realized investment (gains) losses, net of related amortization and taxes 2.3 1.4 6.8 12.3 10.3 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 11.4 8.3 (16.8) 10.2 (9.4) Fair value changes related to the agent deferred compensation plan (net of taxes) 9.8 - - - (9.8) Valuation allowance for deferred tax assets and other tax items (34.1) - - - (32.5) Loss on extinguishment of debt (net of taxes) - - 21.3 - - Other (1.3) (2.4) 2.7 0.5 1.1 Net operating income (a non-GAAP financial measure) 69.1$ 60.1$ 60.8$ 56.8$ 97.0$ Per diluted share: Net income (loss) 0.41$ 0.26$ 0.24$ 0.18$ 0.73$ Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) (0.01) - - - - Net realized investment (gains) losses, net of related amortization and taxes 0.01 0.01 0.03 0.07 0.05 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 0.05 0.04 (0.08) 0.05 (0.05) Fair value changes related to the agent deferred compensation plan (net of taxes) 0.05 - - - (0.05) Valuation allowance for deferred tax assets and other tax items (0.17) - - - (0.17) Loss on extinguishment of debt (net of taxes) - - 0.11 - - Other - (0.01) 0.01 - 0.01 Net operating income (a non-GAAP financial measure) 0.34$ 0.30$ 0.31$ 0.30$ 0.52$

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 33 4Q14 1Q15 2Q15 3Q15 4Q15 Operating income 69.1$ 60.1$ 60.8$ 56.8$ 97.0$ Weighted average shares outstanding for basic earnings per share 204,298 200,491 195,857 190,259 185,608 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,645 1,784 2,216 2,106 2,342 Weighted average shares outstanding for diluted earnings per share 206,943 202,275 198,073 192,365 187,951 Operating earnings per diluted share 0.34$ 0.30$ 0.31$ 0.30$ 0.52$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	4Q14	1Q15	2Q15	3Q15	4Q15
Total shareholders' equity	$ 4,688.2	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5
Shares outstanding for the period	203,324,458	198,631,949	193,467,712	186,741,760	184,028,511
Book value per share	$ 23.06	$ 23.93	$ 22.56	$ 22.34	$ 22.49
Total shareholders' equity	$ 4,688.2	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5
Less accumulated other comprehensive income	(825.3)	(934.2)	(605.0)	(510.4)	(402.8)
Adjusted shareholders' equity excluding AOCI	$ 3,862.9	$ 3,819.4	$ 3,759.2	$ 3,660.6	$ 3,735.7
Shares outstanding for the period	203,324,458	198,631,949	193,467,712	186,741,760	184,028,511
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	2,645,322	1,857,139	2,243,615	2,176,988	2,311,877
Diluted shares outstanding	205,969,780	200,489,088	195,711,327	188,918,748	186,340,388
Book value per diluted share (a non-GAAP financial measure)	$ 18.75	$ 19.05	$ 19.21	$ 19.38	$ 20.05

CNO Financial Group | 4Q2015 Earnings | February 11, 2016

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	4Q14	1Q15	2Q15	3Q15	4Q15
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 124.0	$ 122.6	$ 120.5	$ 119.0	$ 118.6
Benefit ratio before imputed interest income on reserves	131.8%	137.8%	140.7%	141.1%	137.1%
Interest-adjusted benefit ratio	77.8%	83.0%	84.6%	83.8%	79.6%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 27.6	$ 20.8	$ 18.6	$ 19.3	$ 24.2
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 132.1	$ 132.8	$ 134.4	$ 136.6	$ 138.0
Benefit ratio before imputed interest income on reserves	79.1%	82.4%	90.3%	81.7%	81.8%
Interest-adjusted benefit ratio	54.4%	57.6%	65.7%	57.4%	57.5%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 60.3	$ 56.2	$ 46.1	$ 58.2	$ 58.6

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 35

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 36 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 37 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 4Q14 1Q15 2Q15 3Q15 4Q15 Operating income 276.9$ 277.1$ 266.6$ 246.8$ 274.7$ Operating income, excluding significant items 272.3$ 272.5$ 267.8$ 262.6$ 264.2$ Net Income 51.4$ 332.2$ 300.9$ 217.3$ 270.7$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,052.1$ 3,029.3$ 3,027.6$ 3,009.4$ 2,992.3$ Average common shareholders' equity 4,774.6$ 4,746.6$ 4,692.0$ 4,563.1$ 4,425.5$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 9.1% 9.1% 8.8% 8.2% 9.2% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.9% 9.0% 8.8% 8.7% 8.8% Return on equity 1.1% 7.0% 6.4% 4.8% 6.1% Trailing twelve months ended (Continued on next page)

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 38 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings (a) items (b) items four quarters income four quarters 1Q14 59.9$ 1.9$ 61.8$ 246.2$ (228.0)$ 238.1$ 2Q14 71.3 - 71.3 260.1 78.1 239.1 3Q14 76.6 (7.1) 69.5 266.8 117.4 73.5 4Q14 69.1 0.6 69.7 272.3 83.9 51.4 1Q15 60.1 1.9 62.0 272.5 52.8 332.2 2Q15 60.8 5.8 66.6 267.8 46.8 300.9 3Q15 56.8 7.5 64.3 262.6 33.8 217.3 4Q15 97.0 (25.7) 71.3 264.2 137.3 270.7 (a) - Operating earnings excludes the results from CLIC prior to being sold. (b) - The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 39 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 4Q14 1Q15 2Q15 3Q15 4Q15 Pretax operating earnings (a non-GAAP financial measure) 427.4$ 428.4$ 413.5$ 381.5$ 422.8$ Income tax (expense) benefit (150.5) (151.3) (146.9) (134.7) (148.1) Operating return 276.9 277.1 266.6 246.8 274.7 Earnings of CLIC prior to being sold, net of taxes 15.2 8.5 - - - Net loss on sale of CLIC and gain (loss) on reinsurance transactions, inculding impact of taxes (269.7) 28.3 25.8 2.9 - Net realized investment gains, net of related amortization and taxes 21.4 6.4 (7.9) (22.8) (30.8) Fair value changes in embedded derivative liabilities, net of related amortization and taxes (23.4) (24.5) (2.9) (13.1) 7.7 Fair value changes related to the agent deferred compensation plan, net of taxes (17.4) (17.4) (9.8) (9.8) 9.8 Loss on extinguishment or modification of debt (net of taxes) (0.4) (0.4) (21.3) (21.3) (21.3) Valuation allowance for deferred tax assets and other tax items 54.9 54.9 50.9 34.1 32.5 Other (6.1) (0.7) (0.5) 0.5 (1.9) Net income 51.4$ 332.2$ 300.9$ 217.3$ 270.7$ Twelve months ended (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q13	2Q13	3Q13	4Q13
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,002.9	$ 3,067.6	$ 3,181.9	$ 3,258.1
Net operating loss carryforwards	855.0	815.7	970.7	965.3
Accumulated other comprehensive income	1,170.7	698.1	634.0	731.8
Common shareholders' equity	$ 5,028.6	$ 4,581.4	$ 4,786.6	$ 4,955.2

	1Q14	2Q14	3Q14	4Q14
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,996.0	$ 3,032.6	$ 3,028.0	$ 3,045.3
Net operating loss carryforwards	948.0	885.6	834.7	817.6
Accumulated other comprehensive income	766.2	926.1	859.3	825.3
Common shareholders' equity	$ 4,710.2	$ 4,844.3	$ 4,722.0	$ 4,688.2

	1Q15	2Q15	3Q15	4Q15
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,026.1	$ 2,989.7	$ 2,924.9	$ 3,011.6
Net operating loss carryforwards	793.3	769.5	735.7	724.1
Accumulated other comprehensive income	934.2	605.0	510.4	402.8
Common shareholders' equity	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5

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CNO Financial Group | 4Q2015 Earnings | February 11, 2016 41 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 4Q14 1Q15 2Q15 3Q15 4Q15 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,052.1$ 3,029.3$ 3,027.6$ 3,009.4$ 2,992.3$ - Net operating loss carryforwards 890.0 852.1 818.3 791.4 767.3 Accumulated other comprehensive income 832.5 865.2 846.1 762.3 665.9 Common shareholders' equity 4,774.6$ 4,746.6$ 4,692.0$ 4,563.1$ 4,425.5$ Trailing Four Quarter Average

CNO Financial Group | 4Q2015 Earnings | February 11, 2016 42 Information Related to Certain Non-GAAP Financial Measures 4Q14 1Q15 2Q15 3Q15 4Q15 Corporate notes payable 780.3$ 761.8$ 909.2$ 909.8$ 911.1$ Total shareholders' equity 4,688.2 4,753.6 4,364.2 4,171.0 4,138.5 Total capital 5,468.5$ 5,515.4$ 5,273.4$ 5,080.8$ 5,049.6$ orporat debt to capital 14.3% 13.8% 17.2% 17.9% 18.0% Corporate notes payable 780.3$ 761.8$ 909.2$ 909.8$ 911.1$ Total shareholders' equity 4,688.2 4,753.6 4,364.2 4,171.0 4,138.5 Less accumulated other comprehensive income (825.3) (934.2) (605.0) (510.4) (402.8) Total capital 4,643.2$ 4,581.2$ 4,668.4$ 4,570.4$ 4,646.8$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 16.8% 16.6% 19.5% 19.9% 19.6% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):